Exhibit 10.4
MEMORANDUM OF AGREEMENT Dated: August 5, 2010 Tianlong Spirit L.L.C. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (whose performance shall be fully guaranteed by Teekay Corporation) hereinafter called the Sellers, have agreed to sell, and Ridgebury Tankers Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (or its wholly owned subsidiary nominee whose performance shall be fully guaranteed by Ridgebury Tankers Ltd.) hereinafter called the Buyers, have agreed to buy Name: Tianlong Spirit Classification Society/Class: Lloyds Register Built: 2009 By: Bohai Shipbuilding Heavy Industries Co., Ltd Flag: Bahamas Place of Registration: Nassau Call Sign: C6WZ8 Grt/Nrt: 85037/52155 Register Number: 9000267 / IMO No: 9378369 hereinafter called the Vessel, on the following terms and conditions: Definitions “Banking days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8 and in Canada, the United Kingdom and the United States of America. “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telefax, email or other modern form of written communication. “Classification Society” or “Class” means the Society referred to in line 4. 1. Purchase Price : Seventy Five Million United States Dollars (US $75,000,000) 2. Deposit As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within 2 Banking days from the date of completion of the Buyers’ initial public equity offering. This deposit shall be placed with DnB NOR Bank ASA (Branch and bank details to be provided by Sellers) and held by them in a joint account for the Sellers and the Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers. 3. Payment The said Purchase Price shall be paid by wire transfer in full free of bank charges to DnB NOR Bank ASA (Branch and Account details to be provided by Sellers) to the Sellers’ order on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5. 4. Inspections a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also inspected the Vessel at/in Houston, Texas, USA on 22nd April 2010 and have accepted the Vessel following this inspection and the sale is outright and definite, This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document. Printed by BIMCO’s idea Copyright:Norwegian Shipbrokers’ Association, Oslo, Norway.

subject only to the terms and conditions of this Agreement. 5. Notices, time and place of delivery a) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall provide the Buyers with 20, 15, 10, 7, and 5 days notice of the estimated time of arrival at the intended place of delivery and 3, 2 and 1 days definite notice of the time of arrival at the intended place of delivery. When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. b) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in a safe port worldwide in the Sellers’ option. Expected time of delivery: 1st November, 2010 to 3rd January, 2011 in Sellers’ option. Sellers have the option to extend the time of delivery window and Cancelling Date by up to fifteen (15) days where they Vessel is at sea or performing a voyage which in the option of the Sellers prevents delivery of the Vessel to the Buyers on or before 3rd January, 2011. Sellers shall endeavour to deliver the Vessel to the Buyers as early as possible in the expected time of delivery window. Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14): 4thJanuary, 2011 (subject to extension in Sellers’ option in accordance with Line 60 above). c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 5 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 5 running days of receipt of the Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61. If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date. d) Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void. 6. Drydocking/Divers Inspection This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

b)** (i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port. (ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society’s attendance. If such Class condition/recommendation* however calls for repair at the next scheduled drydocking, the Sellers shall have the option to deliver the Vessel as she is without repairs and to settle cash in lieu of repairs of such damage. Such settlement to be based on the average cost of repairs estimated by two reputable shipyards capable of drydocking and repairing a vessel of this type in the area of the place of delivery, one selected by the Buyers and one selected by the Sellers. (iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable drydocking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b)) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days. c) If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

(i) the Buyers’ representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor. (ii) the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers’ or the Classification surveyor’s work, if any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers’ work shall be for the Buyers’ risk and expense. In the event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b). * Notes, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account. ** 6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply. 7. Spares/bunkers, etc. The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on Shore, provided such on shore things belong to the Vessel alone and not to any common stock the Sellers may keep for both the Vessel and other vessels in the Sellers’ fleet. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not, provided such on shore things belong to the Vessel alone and not to any common stock the Sellers may keep for both the Vessel and other vessels in the Sellers’ fleet, shall become the Buyers’ property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts including spare tail — end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment. The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation. Captain’s, Officers’ and Crew’s personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): Excluded items as per Schedule A The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums and pay the current Sellers’ last invoice price for the bunkers and lubricating oils -(including barging expenses). Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price. 8. Documentation The place of closing: New York, London or Vancouver to be mutually agreed upon by Sellers and Buyers In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely: a) Legal Bill of Sale in a form recordable in the Republic of the Marshall Islands (the country in which the Buyers are to register th e Vessel), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested. b) Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel. c) Confirmation of Class issued within 3 Banking Days prior to delivery. d) Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances. This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

e) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered. f) Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents no later than ten (10) running days prior to delivery. At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical drawings and manuals which may be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take copies of same. At the time of delivery the Sellers shall furnish the Buyers with the following documents: i) Resolutions (duly notarially attested) of the Sole Member of the Sellers resolving to sell the Vessel to the Buyers; ii) Original Power of Attorney (duly notarially attested) of the Sellers authorizing its appointed representatives to execute all necessary documents in order to sell the Vessel to the Buyers; iii) Certified copies of the Sellers’ constitutional documents; iv) Certificate of Good Standing of the Sellers; v) Letter of confirmation regarding Vessel blacklisting; vi) Commercial Invoice for the Vessel; vii) Commercial Invoice for bunkers/luboils At the time of delivery the Buyers shall furnish the Sellers with the following documents: viii) Resolutions (duly notarially attested) of the Board of Directors of the Sellers resolving to buy the Vessel from the Sellers; ix) Original Power of Attorney (duly notarially attested) of the Buyers authorizing its appointed representatives to execute all necessary documents in order to buy the Vessel from the Sellers; x) Any such additional documents as may reasonably be required by the Sellers for the purposes of satisfying the Sellers that the execution and performance of this Agreement by the Buyers has been duly authorized, provided the Sellers notify the Buyers of any such documents no later than ten (10) running days prior to closing. 9. Encumbrances The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery. 10. Taxes, etc. Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account. 11. Condition on delivery The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. Unless the Sellers elect to make a cash settlement according to Clause 6b), the Vessel This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and National/international certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery. “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers’ inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date. * Notes and Memoranda, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account. 12. Name/markings Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings. 13. Buyers’ default Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest. Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest. 14. Sellers’ default Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately. Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement. 15. Buyers’ representatives After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense at a time and place which is practical and which does not interfere with the operation and commitments of the Vessel. These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers’ representatives shall sign the Sellers’ letter of indemnity prior to their embarkation. 16. Arbitration This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no respons ibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

c)* Any dispute arising out of this Agreement shall be referred to the exclusive jurisidiction of the Courts of New York, subject to the procedures applicable there. The laws of the State of New York shall govern this Agreement. 17. Confidentiality This Agreement and any related negotiations and discussions are to be kept strictly private and confidential between the Buyers and the Sellers and shall not be released or disclosed to any third party save for Buyers’ or Sellers’ respective brokers, legal advisors or bankers or where disclosure is required in connection with the Buyers’ initial public equity offering or where disclosure is required by law or regulation. 18. Conditions of Sale This Agreement is subject to and conditional upon: i) completion of the Buyers’ initial public equity offering on or before 29th October, 2010 whereupon Buyers are obliged to proceed with the purchase of the Vessel pursuant to this Agreement; and ii) relevant management or sole member approval of the Sellers being given within 48 hours from the date and time of signing this Agreement; failing which this Agreement shall automatically become null and void without any liability for either party towards the other party. For and on behalf of For and on behalf of THE SELLERS THE BUYERS /s/ William Hy Hung /s/ Robert P Burke Name: WILLIAM HY HUNG Name: Robert P Burke Title: ATTORNEY IN FACT Title: President + CEO This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

Schedule “A” Tianlong Spirit — Exclusion List Oxygen, acetylene & refrigerant cylinders & other gas cylinders. Teekay Bridge Laptop Computer server hard drives Crew mail computer hard drive Digitrace CDs 1 x GSM telephone + accessories (US cell phone) Picture of Torben Karlshoej LTI counter with TK logo TK Shipping House flags Teekay technical library TK Jump kit + AED (defibrillators) All TK working gear and marked clothing All TK plaques and TK specific pictures and posters Portable Infra Red Temperature sensor LCD Projector Overhead projector Any Teekay Release binders onboard 1 set Temperature / Pressure calibrator Rental equipments if any on board All Teekay proprietary software / computers / publications